================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  APRIL 10, 2007


                              LAS VEGAS SANDS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
--------------------------------------------------------------------------------
          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
--------------------------------------------------------------------------------
   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01     ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

              As reported by Las Vegas Sands Corp. ("LVS") in its current report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2007 (the "PREVIOUS FORM 8-K"), three of LVS' subsidiaries, Venetian Macau Limited ("VML"), VML's wholly-owned subsidiary, Venetian Cotai Limited ("VCL"), and VCL's wholly-owned subsidiary, VML US Finance LLC (the "BORROWER"), and The Bank of Nova Scotia, as administrative agent and disbursement agent (the "AGENT"), entered into the First Amendment to Credit Agreement and Disbursement Agreement dated as of March 5, 2007 (the "AMENDMENT), to amend their $2.5 billion senior secured credit facility under the Credit Agreement, dated as of May 25, 2006 (the "CREDIT AGREEMENT"), among the Borrower, VML, the lenders party thereto, the Agent and certain other parties, and the related Disbursement Agreement, dated as of May 25, 2006 (the "DISBURSEMENT AGREEMENT"), among the Borrower, VML, VCL and the Agent. Capitalized terms used herein and not defined herein are used as such terms are defined in the Credit Agreement or the Amendment.

              As mentioned in the Previous Form 8-K, the Amendment contemplated a reduction of the interest rate margins for all classes of loans under the Credit Agreement. However, this reduction did not become effective until April 10, 2007, when it was approved by all Lenders of the different classes of loans. Effective as of such date, the applicable margin on all loans bearing interest at the Base Rate was reduced to 1.25% (from 1.75%) and the applicable margin on all loans bearing interest at the Adjusted Eurodollar Rate (or, in the case of Local Term Loans, the HIBOR Rate) was reduced to 2.25% (from 2.75%). In addition, the Amendment deleted the 0.25% pricing step-down that would have commenced with the first interest period following the Venetian Macao Completion Date. Finally, the pricing grid for Revolving Loans and Local Term Loans was revised to reflect the decrease in applicable margins.

              The Amendment also provides that if a Repricing Transaction occurs, the proceeds of which are used to prepay principal with respect to outstanding Term B Funded Loans or Term B Delayed Draw Loans on or prior to April 10, 2008, the Borrower will pay to the Lenders holding outstanding Term B Funded Loans or Term B Delayed Draw Loans a fee equal to 1.0% of the aggregate principal amount of such outstanding loans that are so repaid.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

              On April 10, 2007, the Borrower borrowed $600.0 million of New Term Loans and obtained $200.0 million of New Revolving Loan Commitments under the Credit Agreement's incremental facility provisions. The proceeds of the New Term Loans will be used to fund casino and non-casino project costs, working capital and general corporate purposes, including permitted investments. The New Term Loans (which are Term B Funded Loans) have the same maturity date and will bear interest at the same rate as the existing Term B Funded Loans (as modified by the Amendment described above), and increased the total aggregate outstanding Term B Funded Loans to $1.8 billion. The New Revolving Loan Commitments increased the aggregate commitment amount in respect of Revolving Loans to $700.0 million. New Revolving Loans made under the New Revolving Loan Commitments will have the same terms as the existing Revolving Loans. No New Revolving Loans were outstanding as of April 10, 2007.

                                 SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 12, 2007



                                       LAS VEGAS SANDS CORP.



                                       By: /s/ Scott D. Henry
                                           -------------------------
                                       Name:   Scott D. Henry
                                       Title:  Senior Vice President -- Finance